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                                                               EXHIBIT 10.30


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

     AGREEMENT made this 23 day of August, 1996, by and between HOLY COW RESTAURANTS ASSOCIATES, INC., having an address at 2345 Broadway, New York, New York 10024 ("ASSIGNOR") and RATTLESNAKE OF 86th STREET, INC., having an address at 3 Stamford Landing, Stamford, Connecticut 06902 ("ASSIGNEE").

                               STATEMENT OF FACTS
                               ------------------

             Pursuant to that certain Lease dated January 18, 1995 (the "LEASE") Rymsbran Continental Corp. DIP ("LANDLORD") leased to Assignor, and Assignor hired from Landlord, that certain premises known as 2341-2359 Broadway, a/k/a 250 West 86th Street, New York, New York more particularly described in the Lease (the "PREMISES"). Assignor now desires to assign to Assignee, and Assignee has agreed to assume, all of Assignor's rights, titles and interests in, to and under the Lease upon, and subject to, the terms, covenants and conditions herein contained.

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Assignor hereby assigns unto Assignee, all of Assignor's right, title and interest in, to and under the Lease, to have and to hold the same unto Assignee, its successors and assigns, subject to the terms, covenants and conditions set forth in the Lease. Assignee hereby assumes all of the terms, covenants, conditions and obligations on the part of Assignor to be performed under the Lease arising or accruing from and after the date hereof, and Assignee covenants to fully perform and abide by the same including, without limitation, those which govern the permitted use of the Premises, and those which govern Assignee's right to further assign its interest in the Lease or sublet the Premises.

     2. Assignor shall indemnity, defend and save Assignee harmless from and against any and all claims, suits, actions, damages, charges, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) that Assignee may sustain by reason of Assignor's failure to observe or perform any of the terms, covenants or conditions of the Lease arising or accruing prior to the date hereof.

     3. Assignee shall indemnify, defend and save Assignor harmless from and against any and all claims, suits, actions, damages, charges, liabilities, costs and expenses (including, without limitation, reasonably attorney's fees and disbursements) that Assignor may sustain by reason of Assignee's failure to observe or perform any of the terms, covenants or conditions of the Lease arising or accruing from and after the date hereof.




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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                   ASSIGNOR:

                                   HOLY COW RESTAURANT ASSOCIATES, INC.

                                   By: /s/ ?    , Pres.
                                      ------------------------------------

                                   ASSIGNEE:

                                   RATTLESNAKE OF 86TH STREET, INC.

                                   By: /s/ ?            , CEO/Chairman.
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